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                                                                   EXHIBIT 10.35

                  SECOND AMENDMENT TO INVESTOR RIGHTS AGREEMENT

      This SECOND AMENDMENT TO INVESTOR RIGHTS AGREEMENT (the "Second Amendment") is made as of this 26th day of April, 2002 by and among Probex Corp., a Delaware corporation with its chief executive office located at One Galleria Tower, 1335 Noel Road, Suite 1200, Dallas, TX 75204 (the "Company") and HSB Engineering Finance Corporation, a Delaware corporation with its chief executive office located at One State Street Hartford, Connecticut 06102-5024 (the "Investor").

                                   WITNESSETH:

      WHEREAS, Alex D. Daspit, Martin R. MacDonald and Thomas G. Murray, individuals residing in the State of Texas (collectively, the "Shareholders"), the Company and Investor entered into that certain Investor Rights Agreement dated as of the 30th day of June, 1998 (the "Agreement") whereby the Company granted certain rights to the Investor in connection with a loan made by the Investor to the Company; and

      WHEREAS, the Investor, the Company and the Shareholders amended and restated the Agreement pursuant to that certain Amended and Restated Investor Rights Agreement dated as of the 2nd day of June, 2000 (the "Prior Amendment"); and

      WHEREAS, the Investor and the Company desire to further amend the Agreement; and

      WHEREAS, Section 6.2 of the Agreement provides that no modification or amendment of the Agreement shall be effective unless the same shall be in writing and signed by the Company and the Investor;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor and the Company agree as follows:

      1. Amendment of Agreement. The Investor and the Company hereby agree to amend the Agreement by repealing Section 2 of the Agreement, entitled "Voting Agreement" in its entirety and inserting the following in lieu thereof as a new
Section 2, entitled "Board Observer Rights":

"The Investor shall have the following rights:

            (a) Notices, etc. The Investor shall be given a copy of any and all notices or other written materials sent to the Company's Board of Directors (the "Board"`) at the same time as such materials are given to the members of the Board, including without limitation notices of
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meetings, written consents to be signed by members of the Board, financial or other reports and materials related to the meeting of Board committees.

            (b) Observation Rights. The Investor shall have the right to have a representative attend any meetings of the Board (including any adjournments thereof) either in person or by telephone. Notwithstanding any implication to the contrary contained herein, no meeting of the Board shall be conducted unless, in the case of special meetings, such representative of the Investor shall have been given prior written notice of such meeting in accordance with the notice requirements of the Company's bylaws applicable to the directors of the Company and, in the case of regular meetings, the Company has used its reasonable efforts to provide the representative of the Investor at least 24 hours' notice but, in any event, has given such representative at least as much actual notice as has been provided to other members of the Board. Such representative shall have the right to speak at such meetings and to make such suggestions and requests during such meetings as such representative deems appropriate. The Board shall take no action to exclude such representative from any such meeting or to conduct any such meeting in executive session or otherwise to the exclusion of such representative unless the Board determines, in the exercise of its reasonable business judgement, that such exclusion is in the best interests of the Company and its shareholders. The Company shall reimburse the Investor's representative for costs incurred in connection with any Board meeting to the same extent that it reimburses Board members for such costs. Exercise of the rights granted in this subsection (b) shall not be, and shall not be deemed to be, participation by the Investor on the Board.

            (c) Expiration. The rights granted to the Investor in this Section 2 shall expire at such time as (i) the Investor, together with its Affiliates (as defined in the Loan Agreement), in the aggregate holds Common Stock representing less than 5% of the outstanding Common Stock of the Company and
(ii) all Company securities held by the Investor or its Affiliates may be freely sold to the public pursuant to a registration under the Securities Act (as such term is defined in Section 3.1) (which, at such time, is already filed and in place)."

      2. Effect of Amendment. The Investor, the Company and the Shareholders hereby agree and acknowledge that except as provided in this Second Amendment, the Agreement (as amended by the Prior Amendment) remains in full force and effect and has not been modified or amended in any respect, it being the intention of the Investor, the Company and the Shareholders that this Second Amendment and the Agreement (as amended by the Prior Amendment) be read, construed and interpreted as one and the same instrument.

      3. Capitalized Terms. All capitalized terms not otherwise defined in this Second Amendment shall have the meanings ascribed to such terms in the Agreement (as amended by the Prior Amendment).
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      IN WITNESS WHEREOF, the Investor, the Company and the Shareholders have executed this Second Amendment as of the date first above written.



PROBEX CORP.                                HSB ENGINEERING FINANCE
                                            CORPORATION

By:    /s/ Charles M. Rampacek              By:    /s/  Saul Basch
     ------------------------------------        -------------------------------
Name:    Charles M. Rampacek                Name:
       ----------------------------------          -----------------------------
Title    President & CEO                    Title:
       ----------------------------------           ----------------------------